Exhibit 99.1

FOR IMMEDIATE RELEASE

TechTarget Reports Second Quarter 2014 Financial Results

Company Announces $20 Million Share Buyback

Newton, MA — August 5, 2014 — Technology media company TechTarget, Inc. (NASDAQ: TTGT) today announced financial results for the three months ended June 30, 2014:

•	Online revenue grew 16%

•	International revenue grew more than 20%

•	IT Deal Alert™ revenue grew 20% sequentially to $4.1 million

•	Adjusted EBITDA grew 92% to $5.3 million

•	Company generated $9.6 million in cash

•	Company announces $20 million share buyback

“The momentum in our business, especially IT Deal Alert and our direct international operations, is continuing as evidenced by our healthy Q2 results and Q3 forecast,” said Greg Strakosch, TechTarget CEO. “Today, we are also announcing a $20 million stock repurchase plan. At current levels, we believe the Company’s stock is attractively valued and believe the repurchase of the Company’s shares represents an excellent long-term investment and that this action demonstrates our commitment to enhancing shareholder value.”

Our revenue for Q2 2014 grew 13%, to $26.1 million, when compared with the same period in 2013. Online revenue for Q2 2014 grew 16% to $23.7 million compared to Q2 2013.

Adjusted EBITDA (earnings before interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to eliminate secondary offering costs and stock-based compensation) for Q2 2014 increased 92% to $5.3 million compared to $2.7 million for Q2 2013.

Total gross profit margin for Q2 2014 was 73%, compared to 69% for Q2 2013. Online gross profit margin increased to 74% for Q2 2014, compared to 70% for Q2 2013. Events gross profit margin increased to 61% for Q2 2014, as compared to 60% for Q2 2013.

Net income was $1.3 million for Q2 2014 compared to a net loss of $0.9 million in Q2 2013. Adjusted net income (net income adjusted to eliminate amortization, stock-based compensation expense, secondary offering costs and the related income tax impact of these charges) for Q2 2014 was $2.5 million compared to $1.0 million in Q2 2013. Net income per basic share for Q2 2014 was $0.04 compared to net loss per basic share of $0.02 for Q2 2013. Adjusted net income per share (adjusted net income divided by adjusted weighted average diluted shares outstanding) for Q2 2014 was $0.07 compared to $0.03 for Q2 2013.

We generated $9.6 million of cash in the quarter. As of June 30, 2014, our cash, cash equivalents and investments totaled $41.9 million, and we had no outstanding bank debt.

Recent Company Highlights

•	We had more than 150 IT Deal Alert customers in the quarter. We generated $4.1 million in revenue from IT Deal Alert in the quarter, which is up 20% sequentially from Q1. The renewal rate among our top 100 customers was over 75% and their revenue renewal rate continues to be over 200%.

•	International online revenues increased in excess of 20% in the quarter over the second quarter of 2013. International online revenues represented 32% of online revenues.

•	We completed a secondary offering of 5,750,000 shares of common stock at a price of $6.25 per share. All of the shares were sold by selling shareholders and we did not receive any proceeds.

•	We won 22 Editorial Excellence Awards from the American Society of Business Publication Editors. We won 6 Gold awards, 11 Silver awards and 5 Bronze awards. TechTarget has won over 130 awards for editorial excellence.

Q3 2014 Financial Guidance

In the third quarter of 2014, the Company expects total revenues to be within the range of $24.3 million to $25.5 million, online revenues within the range of $22.0 million to $23.0 million, events revenues within the range of $2.3 million to $2.5 million and adjusted EBITDA to be within the range of $3.2 million to $4.2 million.

Timing Note: Events revenue guidance reflects the movement of an annual event that was held in September of 2013 that will be held this year in October. The event generated approximately $0.9 million of revenue in Q3 2013 and we forecast that it will generate a similar amount of revenue in Q4 2014.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 p.m. (Eastern Time) today (August 5, 2014). Supplemental financial information and our Chief Executive Officer’s Letter to Shareholders will be posted to the Investor Information section of our website simultaneously with this press release.

NOTE: Our Chief Executive Officer’s Letter to Shareholders will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Information section of our website at http://investor.techtarget.com/. The conference call can also be heard via telephone by dialing 1-888-339-0724 (US callers), 1-855-669-9657 (Canadian callers) or 1-412-317-6016 (International callers). For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning August 5, 2014 one (1) hour after the conference call through September 5, 2014 at 9:00 a.m. ET. To listen to the replay, for US, dial
1-877-344-7529 and use the conference number 10049049. Canadian callers should dial 1-855-669-9658 and also use the conference number 10049049. International callers should dial 1-412-317-0088 and also use the conference number 10049049. The webcast replay will also be available for replay on http://investor.techtarget.com/ during the same period.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude secondary offering costs, stock-based compensation and restructuring charges, if any. The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization, stock-based compensation, secondary offering costs and restructuring charges, if any, as further adjusted for the related income tax impact of the adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain matters included in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services, including particularly continued increased sales of our IT Deal Alert offering and continued increased international growth; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget

TechTarget (NASDAQ: TTGT) is the Web’s leading destination for serious technology buyers researching and making enterprise technology decisions. Our extensive global network of online and social media, powered by TechTarget’s Activity Intelligence™ platform, allows technology sales and marketing teams to leverage real-time purchase intent data to more intelligently engage technology buyers and prioritize follow-up based on active projects, technical priorities and business needs. With more than 120 highly targeted technology-specific websites and a wide selection of custom advertising, branding, lead generation and sales enablement solutions, TechTarget delivers unparalleled reach and innovative opportunities to drive technology sales and marketing success around the world.

TechTarget has offices in Atlanta, Beijing, Boston, Cincinnati, London, Munich, Paris, San Francisco, Singapore and Sydney.

To learn how you can engage with serious technology buyers worldwide, visit techtarget.com and follow us @TechTarget.

(C) 2014 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and IT Deal Alert and Activity Intelligence are trademarks of TechTarget. All other trademarks are the property of their respective owners.

Contacts:

Investor Inquiries	Media Inquiries
Janice Kelliher	Peter Ross
Chief Financial Officer	Vice President, Corporate Marketing
TechTarget	TechTarget
617-431-9449	617-431-9668
jkelliher@techtarget.com	pross@techtarget.com

TECHTARGET, INC.

Consolidated Statements of Operations

(in 000’s, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Unaudited)
Revenues:
Online	$23,652	$20,371	$45,732	$38,846
Events	2,496	2,727	3,393	3,800

Total revenues	26,148	23,098	49,125	42,646

Cost of revenues:
Online(1)	6,149	6,138	12,239	12,066
Events(1)	979	1,087	1,526	1,763

Total cost of revenues	7,128	7,225	13,765	13,829

Gross profit	19,020	15,873	35,360	28,817

Operating expenses:
Selling and marketing(1)	10,007	9,093	19,753	18,213
Product development(1)	1,742	1,676	3,347	3,417
General and administrative(1)	3,774	3,645	7,106	6,952
Depreciation	1,012	985	2,001	1,857
Amortization of intangible assets	454	548	905	1,282

Total operating expenses	16,989	15,947	33,112	31,721

Operating income (loss)	2,031	(74)	2,248	(2,904)
Interest expense, net	(11)	(9)	(21)	(6)

Income (loss) before provision for (benefit from) income taxes	2,020	(83)	2,227	(2,910)
Provision for (benefit from) income taxes	717	788	789	(497)

Net income (loss)	$1,303	$(871)	$1,438	$(2,413)

Net income (loss) per common share:
Basic	$0.04	$(0.02)	$0.04	$(0.06)

Net income (loss) per common share:
Diluted	$0.04	$(0.02)	$0.04	$(0.06)

Weighted average common shares outstanding:
Basic	32,891	39,110	32,788	39,567

Weighted average common shares outstanding:
Diluted	34,022	39,110	33,827	39,567

(1) Amounts include stock-based compensation expense as follows:
Cost of online revenues	$21	$38	$51	$85
Cost of events revenues	4	4	8	8
Selling and marketing	552	588	1,240	1,291
Product development	27	48	58	101
General and administrative	585	536	1,239	1,160

TECHTARGET, INC.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in 000’s)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
	(Unaudited)
Net income (loss)	$1,303	$(871)	$1,438	$(2,413)

Interest expense, net	11	9	21	6
Provision for (benefit from) income taxes	717	788	789	(497)
Depreciation	1,012	985	2,001	1,857
Amortization of purchase price adj.	65	65	175	113
Amortization of intangible assets	454	548	905	1,282

EBITDA	3,562	1,524	5,329	348
Secondary offering costs	510	—	510	—
Stock-based compensation expense	1,189	1,214	2,596	2,645

Adjusted EBITDA	$5,261	$2,738	$8,435	$2,993

TECHTARGET, INC.

Reconciliation of Net Income (Loss) to Adjusted Net Income and Net Income (Loss) per Diluted Share to

Adjusted Net Income per Share

(in 000’s, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
	(Unaudited)
Net income (loss)	$1,303	$(871)	$1,438	$(2,413)

Amortization of intangible assets	454	548	905	1,282
Stock-based compensation expense	1,189	1,214	2,596	2,645
Secondary offering costs	510	—	510	—
Amortization of purchase price adjustment	65	65	175	113
Impact of income taxes	(1,005)	52	(1,833)	(912)

Adjusted net income	$2,516	$1,008	$3,791	$715

Net income (loss) per diluted share	$0.04	$(0.02)	$0.04	$(0.06)

Weighted average diluted shares outstanding	34,022	39,110	33,827	39,567

Adjusted net income per share	$0.07	$0.03	$0.11	$0.02
Adjusted weighted average diluted shares outstanding	34,022	39,517	33,827	40,040

Options, warrants and restricted stock, treasury method included in adjusted weighted average diluted shares above	—	407	—	473

Weighted average diluted shares outstanding	34,022	39,110	33,827	39,567

TECHTARGET, INC.

Financial Guidance for the Three Months Ended September 30, 2014

(in 000’s)

	For the Three Months Ended September 30, 2014
	Range
Revenues	$24,300	$25,500

Adjusted EBITDA	$3,200	$4,200

Depreciation, amortization and stock-based compensation	2,800	2,800
Interest and other expense, net	10	10
Provision for income taxes	160	570

Net income	$230	$820